     As filed with the Securities and Exchange Commission on October 14,2005
                                                       Registration No. 33-89094

 -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
   --------------------------------------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
   --------------------------------------------------------------------------
                               CCFNB BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                                   23-2254643
                      (I.R.S. Employer Identification No.)

                 232 East Street, Bloomsburg, Pennsylvania 17815
                            Telephone: (570) 784-4400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Lance O. Diehl, President and Chief Executive Officer
                               CCFNB Bancorp, Inc.
                 232 East Street, Bloomsburg, Pennsylvania 17815
                            Telephone: (570) 784-4400
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                 With a Copy To:
                             John B. Lampi, Esquire
                                 Saul Ewing LLP
          2 North 2nd Street, 7th Floor, Harrisburg, Pennsylvania 17101
                            Telephone: (717) 257-7553

Approximate date of commencement of the proposed sale of securities to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                  Amount Proposed maximum                Proposed         Amount of
  Title of each class of                           offering price    maximum aggregate   registration
securities to be registered    to be registered      per unit(1)     offering price(1)      fee(1)
---------------------------    ----------------    --------------    -----------------   ------------
 Common Stock, par value       500,000 shares         $15.00           $7,500,000        $2,586.23
      $1.25 per share

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the bid and asked price of the shares of Registrant's common stock as of January 31, 1995.

                       Index to Exhibits Found on Page 14

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Legal and Accounting Fees and Disbursements.......    $13,000.00
Printing..........................................      4,000.00
SEC and Blue Sky Fees.............................      2,761.23*
Postage and Handling..............................      1,500.00
Miscellaneous.....................................      1,238.77

Total Expenses....................................    $22,500.00
                                                      ==========

---------------------------
*     Actual. All other amounts are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 1721 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the stockholders, all powers enumerated in section 1502 (relating to general powers), and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

            Section 1712 of the BCL further provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill or diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

            (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

            (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

            (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

            Furthermore, under Section 1712 of the BCL, except as otherwise provided in a corporation's by-laws, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the corporation.

            Section 1715 of the BCL states, in part, that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider, to the extent they deem appropriate, the effects of any action upon any or all groups affected by such action, including stockholders, employees, suppliers, customers and creditors of the corporation and upon communities in which offices or other establishments of the corporation are located. In addition, the board of directors, committees of the board and individual directors may consider, to the extent they deem appropriate, the short-term and long-term interests of the corporation, including benefits that may accrue to the corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the corporation and the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation and all other pertinent factors. The consideration of those factors shall not constitute a violation of the preceding paragraph. Finally, in the consideration of those factors or the effects of any action, the board of directors, committees of the board and individual directors shall not be required to regard corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor.

            In exercising the above powers, the fiduciary duty of directors shall not be deemed to require them:

            (1) to redeem any rights under, or to modify or render inapplicable, any stockholder rights plan, including, but not limited to, a plan adopted pursuant or made subject to section 2513 of the BCL (relating to disparate treatment of certain persons);

            (2) to render inapplicable, or make determinations under, the provisions of Subchapter E (relating to control transactions), F (relating to business combinations), G (relating to control-share acquisitions) or H (relating to disgorgement by certain controlling stockholders following attempts to acquire control) of Chapter 25 or under any other provision of the BCL relating to or affecting acquisitions or potential or proposed acquisitions of control; or

            (3) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to stockholders in such an acquisition.

            Absent breach of fiduciary duty, lack of good faith or self-dealing, any act as the board of directors, a committee of the board or an individual director shall be presumed to be in the best interests of the corporation. In assessing whether the standard set forth in section 1712 of the BCL has been satisfied, there shall not be any greater obligation to justify, or higher burden of proof with respect to, any act as the board of directors, any committee of the board or any individual director relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act as a board of directors, any committee of the board or any individual director. Notwithstanding the preceding provisions of this section, any act as the board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of the disinterested directors shall have assented shall be presumed to satisfy the standard set forth in section 1712, unless it is proven by clear and convincing evidence that the disinterested directors did not assent to such act in good faith after reasonable investigation.

            The term "disinterested director," as used in the above paragraph and for no other purpose, means:

            (1)   A director of the corporation other than:

                  (i) A director who has a direct or indirect financial or other interest in the person acquiring or seeking to acquire control of the corporation or who is an affiliate or associate, as defined in section 2552 of the BCL (relating to definitions), of, or was nominated or designated as a director by, a person acquiring or seeking to acquire control of the corporation.

                  (ii) Depending on the specific facts surrounding the director and the act under consideration, an officer or employee or former officer or employee of the corporation.

            (2) A person shall not be deemed to be other than a disinterested director solely by reason of any or all of the following:

                  (i) The ownership by the director of shares of the corporation.

                  (ii) The receipt as a holder of any class or series of any distribution made to all owners of shares of that class or series.

                  (iii) The receipt by the director of director's fees or other consideration as a director.

                  (iv) Any interest the director may have in retaining the status or position of director.

                  (v) The former business or employment relationship of the director with the corporation.

                  (vi) Receiving or having the right to receive retirement or deferred compensation from the corporation due to service as a director, officer or employee.

            Section 1717 of the BCL provides that the duty of the board of directors, committees of the board and individual directors under section 1712 of the BCL (relating to standard of care and justifiable reliance) is solely to the business corporation and may be enforced directly by the corporation or may be enforced by a stockholder, as such, by an action in the right of the corporation, and may not be enforced directly by a stockholder or by any other person or group. Notwithstanding the preceding sentence, certain other related sections of the BCL do not impose upon the board of directors, committees of the board and individual directors any legal or equitable duties, obligations or liabilities or create any right or cause of action against, or basis for standing to sue, the board of directors, committees of the board and individual directors.

            Moreover, Section 1713 of the BCL addresses the personal liability of directors and states that if a by-law adopted by the stockholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken unless:

            (1) the director has breached or failed to perform the duties of his office under this section; and

            (2) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

            The provisions discussed above shall not apply to:

            (1) the responsibility or liability of a director pursuant to any criminal statute; or

            (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

            Moreover, Section 1713 of the BCL provides that the Articles of Incorporation of a corporation may not provide greater exoneration from liability than that permitted under Section 1713.

            Finally, Section 1714 of the BCL states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1714 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

            Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner the he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

            Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

            Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that, to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

            (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (3) by the stockholders.

            Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

            Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.

            Section 1746 further declares that indemnification under any by-law, agreement, vote of stockholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

            Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

            Section 1748 of the BCL (relating to application to surviving or new corporations) provides, that for the purposes of the BCL, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the BCL with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

            Section 1749 of the BCL (referring to application to employee benefit plans) states that, for the purposes of the BCL:

            (1) references to "other enterprises" shall include employee benefit plans and references to "serving at the request of the corporation" shall include any service as a representative of the business corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries;

            (2) excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines;" and

            (3) action with respect to an employee benefit plan taken or omitted in good faith by a representative of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

            Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

            Articles VII and VIII of the By-laws of the Registrant provide for indemnification of the officers, employees and directors to the full extent authorized by Pennsylvania law.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

 Exhibit Number Referred to
in Item 601 of Regulation S-B              Description of Exhibit
-----------------------------              ----------------------
          4.1                   Registrant's Amended and Restated Articles of
                                Incorporation.. (Incorporated by reference to
                                Exhibit 3(i) to Registrant's Current Report on
                                Form 8-K, filed with the Commission on May 10,
                                2005).

          4.2 Registrant's Amended Bylaws. (Incorporated by reference to Exhibit 3(ii) to Registrant's
                                Current Report on Form 8-K, filed with the Commission on November 10, 2004).

          5                     Opinion of Saul Ewing LLP of Harrisburg,
                                Pennsylvania, Special Counsel to the Registrant, as to the legality of the shares of the Registrant's common stock being registered.

          23.1                  Consent of J.H. Williams & Co., LLP, Independent
                                Public Accounting Firm, of Kingston,
                                Pennsylvania.

          23.2 Consent of Saul Ewing LLP, Special Counsel to the Registrant, found at Exhibit 5.

          24 Power of Attorney of the Officers and Directors of the Registrant (included on signature page).

          99.1                  CCFNB Bancorp, Inc. Dividend Reinvestment and
                                Stock Purchase Plan, as amended and restated

          99.2                  Dividend Reinvestment and Stock Purchase Plan
                                Enrollment Application

          99.3                  Automatic Monthly Deductions Authorization
                                Agreement

ITEM 17.  UNDERTAKINGS.

      The undersigned Registrant undertakes to:

            (a) Rule 415 Offering.

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and
(a)(1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filings Incorporating Subsequent Exchange Act Documents By Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes further that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomsburg, Pennsylvania, on this 14th day of October, 2005.

                                        CCFNB BANCORP, INC.

                                        By: /s/ Lance O. Diehl
                                            ------------------------------
                                            Lance O. Diehl, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance O. Diehl and Virginia D. Kocher, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of CCFNB Bancorp, Inc., as the case may be), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Edward L. Campbell                     Date: October 13, 2005
    ---------------------------------
    Edward L. Campbell
    Director and Secretary

By: /s/ Robert M. Brewington, Jr.              Date: October 13, 2005
    ---------------------------------
    Robert M. Brewington, Jr.
    Director

By: /s/ Frank D. Gehrig                        Date: October 13, 2005
    ----------------------------------
    Frank D. Gehrig
    Director

By: /s/ Lance O. Diehl                         Date: October 13, 2005
    -----------------------------------
    Lance O. Diehl
    President, Chief Executive Officer
    and Director

By: /s/ Elwood R. Harding, Jr.                   Date: October 13, 2005
    -----------------------------------
    Elwood R. Harding, Jr.
    Director and Vice Chairman of the
    Board

By: /s/ William F. Hess                          Date: October 13, 2005
    -----------------------------------
    William F. Hess
    Director

By: /s/ Willard H. Kile, Jr.                     Date: October 13, 2005
    -----------------------------------
    Willard H. Kile, Jr.
    Director

By: /s/ Charles E. Long                          Date: October 13, 2005
    -----------------------------------
    Charles E. Long
    Director

By: /s/ Paul E. Reichart                         Date: October 13, 2005
    -----------------------------------
    Paul E. Reichart
    Director , Chairman of the Board

By: /s/ Virginia D. Kocher                       Date: October 13, 2005
    -----------------------------------
    Virginia D. Kocher
    Treasurer and Assistant Secretary
    (Principal Financial and Accounting
    Officer)

                                INDEX TO EXHIBITS

ITEM NUMBER                           DESCRIPTION                                  PAGE
-----------                           -----------                                  ----
     5       Opinion of Saul Ewing LLP,
             of Harrisburg, Pennsylvania, Special Counsel
             to the Registrant, as to the legality of the shares
             of the Registrant's common stock being registered................      S-1

    23.1     Consent of J.H. Williams & Co., LLP,  Independent Registered
             Public Accounting Firm, of Kingston, Pennsylvania................      S-4

    23.2     Consent of Saul Ewing LLP,
             Special Counsel to Registrant, found at Exhibit 5................      S-5

    24       Power of Attorney For Certain Directors
             (Included on Signature Page).....................................      S-6

    99.1     CCFNB Bancorp, Inc. Dividend Reinvestment and Stock
             Purchase Plan, as amended and restated...........................      S-7

    99.2     Dividend Reinvestment and Stock Purchase Plan
             Enrollment Application...........................................     S-18

    99.3     Automatic Monthly Deductions Authorization Agreement.............     S-19